_________________________________________________

              PROXY DESIGNATION AND INSTRUCTION CARD
               _________________________________________________

            ZION'S COOPERATIVE MERCANTILE INSTITUTION

                    Salt Lake City, Utah 84137

THIS PROXY DESIGNATION AND INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          to be held on
                           May 24, 1995

The undersigned hereby appoints Richard H. Madsen and Keith C. Saunders, or either of them, jointly or severally as agent and Proxy for the undersigned, with full power of substitution to vote the shares of Zion's Cooperative Mercantile Institution's common stock held by the undersigned to the same extent which the undersigned would be entitled to vote such shares if personally present at the Annual Meeting of Stockholders of Zion's Cooperative Mercantile Institution, or any adjournment thereof, to be held in the Memorial House in Memory Grove, 485 No. Canyon Road, Salt Lake City, Utah, on Wednesday, the 24th day of May, 1995, at 2:30 o'clock P.M. for the purpose of electing Directors and for the purpose of conducting any other business properly brought before the Meeting.

Without limiting the general powers hereby conferred, the undersigned instructs said Proxies to vote as specified on the reverse side hereof. Shares represented by signed Proxy Designations & Instructions will be voted: (1) as specified on the matters listed on the reverse side of this form; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the Proxies on any other matters that properly come before the meeting.

            (Please complete and sign on reverse side)


1.  ELECTION OF DIRECTORS     FOR all nominees listed below (except)
    WITHHOLD AUTHORITY to vote
    (The Directors Recommend  as marked to the contrary below) __
     all nominees listed below  __
    a Vote FOR All Nominees)

(INSTRUCTION:  TO VOTE FOR SOME BUT WITHHOLD AUTHORITY TO VOTE FOR ANY OTHER
               INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW AS TO WHICH YOU WITHHOLD AUTHORITY.)

R. Barry Arnold, Spencer F. Eccles, Lela Ence, A. Blaine Huntsman, James S. Jardine, Patricia Madsen, Richard H. Madsen, O. Don Ostler, L. Tom Perry, and Keith C. Saunders.




IMPORTANT:  Please  sign exactly  as your name  appears.
DATED:_____________________________, 1995
When shares are held by joint tenants, both should sign.
When signing as  attorney,  as executor,  administrator,
    __________________________________________
trustee or guardian, please give full title as such.
If(Stockholder's Signature) a corporation,  please sign in  full corporate name
by__________________________________________
President or other authorized officer.  If a partnership,   (Joint Stockholder's
Signature {if any})
please sign in partnership name by authorized person.

             ___________________________________________________________
                     PLEASE MARK, SIGN, DATE AND
                    RETURN THIS PROXY
                      CARD PROMPTLY, USING THE
                    ENCLOSED ENVELOPE.

                         PLEASE INDICATE ANY
  CHANGE OF ADDRESS   __________________________________________________
 (Street and Number)  __________________________________________________
                       (City)              (State)     (Zip Code)
          ZION'S COOPERATIVE MERCANTILE INSTITUTION
                       2200 South 900 West
                    Salt Lake City, Utah 84137

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    To Be Held on May 24, 1995

To the Shareholders of
ZION'S COOPERATIVE MERCANTILE INSTITUTION

     Pursuant to the laws of the State of Utah and its Bylaws, the Annual Meeting of the Stockholders of Zion's Cooperative Mercantile Institution ("the Corporation") will be held in the Memorial House in Memory Grove, 485 No. Canyon Road, Salt Lake City, Utah, on Wednesday, May 24, 1995 at 2:30 p.m. for the following purposes:

     1.   To elect a Board of Directors for the ensuing year, and

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The close of business on Friday, April 14, 1995, was fixed by the Board of Directors as the time for the determination of the shareholders of record entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

     We hope that all shareholders who can conveniently do so will attend the Annual Meeting in person. Whether or not you expect to attend, it will facilitate the conduct of the Corporation's business if you will immediately sign the enclosed proxy instruction card and return it in the envelope provided in order that your shares may be represented at the Annual Meeting. No postage is required if the proxy instruction card is mailed in the United States.

                              By ORDER OF THE BOARD OF DIRECTORS
Dated at Salt Lake City, Utah
April 14, 1995

                              KEITH C. SAUNDERS
                              Executive Vice President and Secretary

                                  Z C M I

                 ZION'S COOPERATIVE MERCANTILE INSTITUTION
                            2200 South 900 West
                        Salt Lake City, Utah 84137

                              PROXY STATEMENT
                                May 1, 1995

                   GENERAL INFORMATION FOR SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Zion's Cooperative Mercantile Institution, a Utah corporation (hereinafter called the "Corporation") of Proxy Designations and Instructions for use at the Corporation's Annual Meeting of Stockholders to be held in the Memorial House in Memory Grove, 485 No. Canyon Road,
Salt Lake City, Utah on Wednesday, May 24, 1995 at 2:30 p.m., and at any and all adjournments thereof.

     A Proxy Designation and Instruction Card ("Proxy Card") is enclosed for your use in voting at the Annual Meeting. You are requested to date and sign the enclosed Proxy Card, and to return it in the envelope provided.
All duly executed Proxy Cards received prior to the Annual Meeting will have the shares represented thereby voted in accordance with the choices specified therein. As to any matter for which no choice has been specified in a duly executed Proxy Card, the shares represented thereby will be voted at the Meeting or any adjournment thereof or election as directors all of the nominees listed herein, and otherwise as deemed appropriate by the Proxies on other business properly coming before the meeting. Any shareholder signing a Proxy Card has the power to revoke his/her voting directions at any time before the designated Proxies vote at the Annual Meeting by notifying the Secretary of the Corporation in writing prior to 2:30 p.m. M.S.T. on May 24, 1995, or by voicing such revocation in person at the Annual Meeting at the time voting occurs. If you wish to give your proxy to someone other than the named Proxies on the enclosed Proxy Card, you may do so by crossing out the names of all of the designated Proxies and writing in the name of another person or persons (not more than two). The signed Proxy Card must be presented at the Meeting by the person or persons you have designated on the card.

     The cost of preparing, assembling and mailing these proxy materials will be borne by the Corporation. The solicitation of Proxy Designations and Instructions by the Board of Directors is being made by mail, and in addition may be made by officers and directors of the Corporation, or their agents, in person or by telephone. No additional compensation will be given to officers or directors for such solicitation. Non-employee agents of the Board of Directors may be retained to assist in the proxy solicitation process at a cost to the Corporation, if any, not expected to exceed $10,000. Custodians of securities held for shareholders of record (e.g., banks, brokers, etc.) may be paid their reasonable out-of-pocket expenses incurred in forwarding proxy materials to shareholders.

     This Proxy Statement, the enclosed Proxy Card, and the Corporation's
1994 Annual Report to Shareholders are being sent to Shareholders for delivery beginning May 5, 1995. Shareholders who have not received a copy of any of these materials should contact the Corporation at (801) 579-6404 to obtain a copy.


VOTING AT THE ANNUAL MEETING

     Shareholders of record will be entitled to one vote for each share of Common Stock held at the close of business on April 14, 1995, which is the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting and at any and all adjournments. Shares may be voted, without cumulation, as to each Director-nominee, and as to any other proposal for shareholder action as may properly come before the Annual Meeting. On April 14, 1995, the Corporation had 2,149,851 shares (2,168,942 issued less 19,091 treasury shares) of Common Stock (par value $0.001) issued and outstanding.

     A plurality of votes cast at the Annual Meeting is required to elect each Director. Only Proxies marked "FOR all nominees (except as marked to the contrary below)" or "WITHHOLD AUTHORITY to vote all nominees below" will be cast in the election of Directors and considered in determining the plurality of votes in favor of a Director-nominee. Abstentions and broker non-votes will not be counted in determining the shares voting or the plurality of votes for any Director nominee.

     The Corporation of the President of the Church of Jesus Christ of Latter-Day Saints holds in excess of 50% of the outstanding shares of the Corporation's Common Stock, and any Director-nominee supported by the Church's vote will be elected based on the Church's majority share ownership.

PRINCIPAL SHAREHOLDERS

     The following table provides information with respect to any person known to the Corporation to be the beneficial owner (within the meaning of applicable governmental regulations) of five percent (5%) or more of any class of the Corporation's voting securities as of April 14, 1995:

                                  Table 1
                                          Amount and Nature of        Percent
Name and Address         Title of Class   Beneficial Ownership      of Class
Corporation of the       Common Stock     1,125,239 shares           52.34%
President, The Church
of Jesus Christ of
Latter-Day Saints
47 East South Temple
Salt Lake City, UT 84150

Richard H. Madsen &      Common Stock       162,167 shares*           7.54%
Mary Louise M. Rawlings Co-TR
1300 Walker Center
175 South Main St.
Salt Lake City, UT 84111




_____________________

    *Includes 146,905 shares as to which Mr. Madsen shares voting and investment power as a co-trustee of Francis A. Madsen Family Voting Trust.



                       MANAGEMENT OF THE CORPORATION

Board of Directors

    The business of the Corporation is managed under the direction of its Board of Directors. The Directors have responsibility for establishing broad corporate policies and for the overall performance of the Corporation.
The Directors are not, however, involved in operating details on a day-to-day
basis.   This day-to-day management is entrusted to the Executive Officers
elected by the Board of Directors.   The Board is kept advised of the
Corporation's business through regular written reports, analyses, and discussions with the Executive Officers of the Corporation.

    The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management are regularly invited to Board meetings to report on and discuss their areas of responsibility. The Directors met six times as a full Board during 1994. All Directors attended all of these meetings except Dr. Huntsman who attended five meetings.

    The Directors of the Corporation beneficially own, as a group, 258,184 shares of the Corporation's Common Stock (including 6,300 currently exercisable but unexercised option shares), or 12% of the Corporation's outstanding Common Stock as of April 14, 1995. Not included in this number are the 1,125,239 shares held by the Church of Jesus Christ of Latter-Day Saints as to which Mr. Perry disclaims beneficial ownership.

    The Bylaws permit payment of Directors' expenses incurred in attending meetings and some, but not all, of the Directors received reimbursement for such expenses. Additionally, fees of $700 were paid to Directors for each of the six meetings held.

    The Executive Committee of the Board of Directors exercises the powers of the Board in the management of the business and affairs of the Corporation between the Board's regularly scheduled meetings. The Executive Committee serves as the nominating committee for the election of Directors and, although there are no formal procedures for shareholders to recommend nominations, the Committee will consider any recommendations from shareholders that may be made. The Executive Committee also functions as the Retirement Committee and administers the plans and retirement programs of the Corporation, including a review of the actuary reports, and reports to the Board of Directors. Also, the Executive Committee makes compensation recommendations to the Board for all corporate officers. The Executive Committee keeps regular minutes of its meetings and reports to the Board at the regular Directors' meetings. The Executive Committee met 11 times during the year. All members attended all meetings except Mr. Jardine who attended ten meetings. Members of the Executive Committee are paid an annual fee of $6,000 for their service which is in addition to any other fees earned as a Director of the Corporation.

    The Audit Committee of the Board, which met twice during 1994, reports to the Board of Directors with respect to various auditing and accounting matters, the scope of the audit procedures, the performance of the internal auditors, and accounting practices of the Corporation. All members attended
all meetings except Dr. Huntsman.   Fees of $400 are paid to Committee
Members for each meeting held.



Information on Executive Officers

    Set forth in Table 2, below, are the names, ages, positions and beneficial ownership of shares (as of April 14, 1995) in the Corporation of all Executive Officers, other than Messrs. Madsen, Saunders, and Arnold whose biographical information is disclosed together with the other nominees for Director in Table 6, below. Executive Officers serve until the election of their successors by the Board of Directors.

              Table 2 - Executive Officers of the Corporation

  Ronald L. Culverwell, 59, is Treasurer and Assistant Secretary of the Corporation. Mr. Culverwell is the beneficial owner of 150 shares of the Corporation's Common Stock.

  Nancy Mortensen, 52, is the Corporation's Vice President-Marketing.
Ms. Mortensen is the beneficial owner of 5,550 shares of the Corporation's Common Stock, including 4,000 option shares exercisable within 60 days but not yet exercised.

  Darrell F. Robinette, 68, is the Corporation's Vice President-Stores. Mr. Robinette is the beneficial owner of 8,000 shares of the Corporation's Common Stock, including 1,000 option shares exercisable within 60 days but not yet exercised.

All current Executive Officers as a group (7 persons), beneficially own 185,346 shares, or 8.6%, of the Corporation's Common Stock (of which 11,300 shares are option shares exercisable within 60 days but not yet exercised.)

                    COMPENSATION OF EXECUTIVE OFFICERS

  The Executive Committee acts as the Compensation Committee of the Board of Directors as to compensation of Executive Officers. Messrs. Madsen and Saunders do not vote on Executive Officers compensation matters.

  BASE SALARY. In assessing salaries and salary increases the primary factors considered are: performance on the job, comparable salaries of like jobs of similar size retail companies, and compensation that will help attract, motivate and retain qualified executives.

    Chief Executive Officer Salary Action. In an effort to pay Mr. Madsen a salary more in line with the Commitee's view of his position, Mr. Madsen was given base salary raises of 16.2%, 3%, and 8.6% respectively in 1992, 1993, and 1994.

    Other Named Executive Officers. The other Executive Officers named in Table 3 received increases ranging between 3% and 15.4% based on subjective evaluations made by the Committee in consultation with Mr. Madsen.

  SHORT-TERM INCENTIVES. All the named Executive Officers participate in an annual cash bonus plan. The bonuses awarded are 3% of the increase or decrease in the Corporation's pretax profits from year to year added to or subtracted from the previous year's bonus. Bonuses are distributed between the officers based on base salary and rating points determined by an officer's position in the Corporation. No bonuses were awarded in 1991 or 1992. Bonuses awarded in 1993 and 1994 amounted to $90,000 and $191,950 respectively, for all executive officers combined.

  LONG-TERM INCENTIVES. Stock options have been awarded based on a plan approved by shareholders in 1982 at exercise prices ranging from $11.83 to $16.50. The approved stock options have all been awarded. Because of the continuing negative spread between the market price and the option price,
  these options continue to provide a long-term incentive.   (See Table 5)


  The Committee believes that this compensation mix is in the best interests of the shareholders and supports the business and financial objectives of the organization.

                        L. Tom Perry, Chairman
                        Patricia Madsen
                        James S. Jardine
                        Richard H. Madsen
                        Keith C. Saunders

  Table 3, below, is a statement of compensation paid by the Corporation during 1994 to its Chief Executive Officer and to each of the four (4) Executive Officers who were paid in excess of $100,000 in salary and bonus during the year.

                   Table 3 - SUMMARY COMPENSATION TABLE
       Annual Compensation         Long-Term Compensation Awards

Name &              Year      Salary(1)   Bonus    Stock  Options/  All Other
Principal                                          Awards    SARS    Compensation
Position
Richard H           1994      $206,593    $65,044     -0-   -0-      $4,161
Madsen President    1993      $194,145    $30,575     -0-   -0-      $3,533
& CEO               1992      $193,439(3) $  -0-      -0-   -0-      $2,899

Keith C.Saunders    1994      $144,890    $43,324     -0-   -0-      $2,769
Executive Vice      1993      $140,342    $20,583     -0-   -0-      $2,413
President,          1992      $142,605(3) $  -0-      -0-   -0-      $2,058
Secretary & CFO

R. Barry Arnold     1994      $117,366    $32,603     -0-   -0-      $2,302
Vice President      1993      $110,329    $15,256     -0-   -0-      $1,956
                    1992      $110,131(3) $  -0-      -0-   -0-      $1,669

Darrell F.          1994      $100,045    $27,201     -0-   -0-      $1,923
Robinette           1993      $ 95,856    $12,758     -0-   -0-      $1,708
Vice President      1992      $ 91,355(3) $  -0-      -0-   -0-      $1,503

Nancy Mortensen     1994      $ 97,110    $23,778     -0-   -0-      $1,920
Vice President      1993      $ 84,603    $10,828     -0-   -0-      $1,575
                    1992      $ 80,307(3) $  -0-      -0-   -0-      $1,341


     1 Amounts shown as Salary include directors' fees, if any, paid by the Corporation, but do not include expenditures for company cars or merchandise or service discounts made available to the Executive Officers, or other expenses paid by the Corporation on behalf of or reimbursed to Executive Officers, which the Corporation believes constitute ordinary and necessary business-related expenses. All such expenses are paid or reimbursed by the Corporation in the interest of assisting those individuals to do their jobs effectively, and to attract and retain qualified personnel and clients, and do not exceed $25,000 per Executive Officer per year.
     2 Amounts shown include contributions by the Corporation to the Employee Savings Plan (a 401(k) plan open to all full-time employees of the Corporation). The named Executive Officers were able to contribute up to 4% of their annual salary to this plan in 1994, up to the IRS limitation of $9,240 and the Corporation contributed a matching amount equal to 37 1/2% of the Executive Officers contribution.
     3 In 1992 all ZCMI employees received 27 bi-weekly pay checks instead of the usual 26. This once-a-decade event, caused by normal phases of the calendar, resulted in each employee receiving approximately 3.5% more in salary during calendar-year 1992 than in an ordinary calendar year.


Compensation/Benefit Plans.

     Compensation and benefit plans available generally for employees of the Corporation that are available to Executive Officers are as follows:

     Retirement Plan. After one year of employment, employees of the Corporation who are age 21 and older and who work 1,000 hours or more each year become participants in the ZCMI Retirement Plan, which is fully funded by the Corporation. At the time of a participant's retirement, the benefit payable is equal to the sum of the benefit earned as of April 30, 1990, plus, commencing May 1, 1990, the total of 1% of taxable earnings for each year of Credited Service. The benefit for retirement prior to age 65 is actuarily adjusted for the age difference. The Plan allows vesting of employer contributions after five (5) years of service.

The figures shown in Table 4, below, are estimated annual benefits as of December 31, 1994, based upon retirement at age 65 under the Retirement Plan.

              Table 4 - Annualized Retirement Plan Projection

Yearly     10 Years   15 Years       20 Years       25 Years      30 Years
Salary     of Service of Service   of Service     of Service     of Service
$ 75,000    $ 7,500   $11,250        $15,000        $18,750        $22,500
$ 95,000    $ 9,500   $14,250        $19,000        $23,750        $28,500
$100,000    $10,000   $15,000        $20,000        $25,000        $30,000
$125,000    $12,500   $18,750        $25,000        $31,250        $37,500
$150,000    $15,000   $22,500        $30,000        $37,500        $45,000
$200,000    $20,000   $30,000        $40,000        $50,000        $60,000

These estimated annual benefits on Retirement have been computed on the basis of assumed continuation of remuneration at their respective rates as received for 1991 until retirement at age 65 and the earned benefit frozen as of December 31, 1989. The Corporation does not have any supplemental retirement plan for its Executive Officers. Salary for purposes of the Retirement Plan does not include Directors' fees. Benefits shown on Table 4 are in addition to the "frozen" benefit calculated at December 31, 1989. For Messrs.
Saunders, Arnold, and Robinette this amount is $25,352.88, $18,999.82, and $24,409.09 respectively. For Ms. Mortensen this amount is $13,461.69. As of December 31, 1994 the credited years of service under the retirement plan for the Executive Officers named in Table 3 were five years for Mr. Madsen, 20 years for Mr. Saunders, 26 years for Mr. Arnold, 20 years for Mr. Robinette, and 32 years for Ms. Mortensen.

     Employee Savings Plan. The Corporation's 401(k) salary deferral plan allows covered employees to make pre-tax contributions of up to 16% of salary (but no more than $9240 for 1994) to their Plan account. To meet requirements of applicable law, highly paid employees were limited to a maximum salary deferral of 4% of salary in 1994. The Corporation contributes a matching amount equal to 50% of the eligible employee's contribution for the first 2% of pay contributed and a 25% match on amounts over 2% of pay, up to a maximum of 2% of a participating employee's salary. Covered employees have a choice of six (6) investment plans into which they may direct their contributions and the matching employer contribution in the Plan. An employee is fully vested in the employer contribution to the Plan after 3 years of service.

  Incentive Stock Option Plan. Approved by the shareholders in 1982, the Plan reserved a total of 75,000 shares of the Corporation's Common Stock to be issued under stock options to Executive Officers and other key employees. The Plan Committee, comprised of non-participating Directors, determines who is eligible to participate in the Plan, as well as the individual awards under the Plan. As of April 14, 1995, the Corporation had issued all available options under this Plan. These options were granted at exercise prices ranging from $11.83 to $16.50 per share, and have expiration dates ranging from July 21,
1992 to July 15, 1997.   The balance of options that have not expired or been
exercised as of April 14, 1995 is 28,100. To date 10,210 shares have been acquired by employees through exercise of options under the Plan, and 46,190 shares have been forfeited under lapsed or terminated options.

  Table 5, below, shows the status of options granted to the five (5) Executive Officers identified in Table 3 during the year, as well as for all Executive Officers as a group. All of the options granted to date are exercisable at vesting schedules of 2 years from the date of grant, within a 10-year option term. No options have been granted since 1987.

                              Table 5 - Options

Name           Number of Weighted  Shares Acquired     Exercise  Net Value Total Number
               Option    Average   Through             Average   Realized  of Unexercised
               Shares    Exercise  Exercise of         Price of  (Market   Option Shares
               Granted   Price Per Options in          Options   Value less     held as of
               During    Share of  1994                Exercised Exercise   1/28/95
               1994      Options                       in 1994   Price) of
                         Granted                                 Options
                         in 1994                                 Exercised
                                                                 in 1994
Richard          -0-       -0-         -0-               -0-        -0-       -0-
H Madsen

Keith C          -0-       -0-         -0-               -0-        -0-       2,000
Saunders

R Barry          -0-       -0-         -0-               -0-        -0-       4,300
Arnold

Darrell F        -0-       -0-         -0-               -0-        -0-       1.000
Robinette

Nancy            -0-       -0-         -0-               -0-        -0-       4,000
Mortensen

All Executive    -0-       -0-         -0-               -0-        -0-       7,300
Officers as
a Group(Seven
Persons,including
those named above)

                  TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Some of the Directors and Executive Officers of the Corporation, members of their immediate families, and corporations and organizations of which they are executive officers or in which they or their immediate families have at least a 10% interest, are customers of, or service providers to, the Corporation. Between January 1, 1994 and December 31, 1994, these persons have had immaterial business transactions in the ordinary course of business with the Corporation, all of which were on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The Corporation expects to continue to have such transactions on similar terms in the future.

                     LAST YEAR'S (1994) ANNUAL MEETING

    The 1994 Annual Meeting of the Shareholders was held on May 18, 1994 in Salt Lake City, Utah. There were 1,847,828 shares of Common Stock present at the 1994 Annual Meeting in person or by proxy, which number was 86% of those entitled to vote, and thus constituted a legal quorum. Each of the nominees to the Board of Directors was voted upon separately, and each was elected by the affirmative vote of more than 82% of the shares present and voting.

                     PROPOSALS FOR SHAREHOLDER ACTION

    Election of Directors

    The persons named in Table 6, below, have been nominated by the Executive Committee for election to the Board of Directors of the Corporation, to serve until the next Annual Meeting or until their successors are elected and qualified. Additional nominations will be accepted from the floor at the Annual Meeting, and interested shareholders are invited to suggest names to the Executive Committee from time to time for nomination as a Director of the Corporation.

    The Bylaws of the Corporation provide for a Board of Directors of up to 20 members. Ten (10) Directors are being nominated by the Executive Committee for election at the 1995 Annual Meeting. The Board knows of no reason why any nominee may be unable to serve as a Director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend, or the Board may reduce the number of Directors to eliminate the vacancy. It is the intention of the Proxies to vote FOR the election of ALL of the nominees listed in Table 6, below, in the absence of contrary direction. All of the nominees are current Directors, and were elected to their present term of office by a vote of shareholders at the 1994 Annual Meeting.

    There is set forth below, in Table 6, as to each of the ten (10) nominees for election as a Director, his/her age, the year he/she became a Director of the Corporation, his/her principal occupation, his/her business experience during the past five years, other directorships held at this time and beneficial stock ownership in the Corporation. Directors serving on the Executive (*) or Audit (+) Committees of the Board are also so identified:

                      Table 6 - Nominees for Director

R. BARRY ARNOLD, 50, has been a Director of the Corporation  since 1990.
He is Vice President and General Merchandise Manager of the Corporation. Mr. Arnold beneficially owns 4,667 shares of the Corporation's Common Stock, including 4,300 option shares exercisable within 60 days but not yet exercised.

+SPENCER F. ECCLES, 60, has been a Director of the Corporation since 1976.
He is Chairman, Chief Executive Officer, and a Director of First Security Corporation (a bank holding company). Mr. Eccles is also a Director of Anderson Lumber Company and Union Pacific Corporation. He is the beneficial owner of 7,500 shares of the Corporation's Common Stock.


LELA "LEE" ENCE, 67, has been a Director of the Corporation since 1987. She retired as Executive Director of the University of Utah Alumni Association in 1989, and is a Director of West One Bank - Utah, a subsidiary of West One Bancorp. Mrs. Ence beneficially owns 491 shares of the Corporation's Common Stock.

+A. BLAINE HUNTSMAN, 58, has been a Director of the Corporation since 1977.
He is Chairman and Chief Executive Officer of Olympus Capital Corporation, the holding company of Olympus Bank, (formerly Prudential Financial Services Corporation). He is also a Director of Geneva Steel Company and the Kahler Corporation. Mr. Huntsman is a former professor and dean of the College of Business at the University of Utah. Mr. Huntsman beneficially owns 3,700 shares of the Corporation's common Stock.

*JAMES S. JARDINE, 48, has been a Director of the Corporation since 1985. He is the managing partner of the law firm of Ray, Quinney & Nebeker (which acts as legal counsel to the Corporation). Mr. Jardine beneficially owns 400 shares of the Corporation's Common Stock.

*+PATRICIA MADSEN, 66, has been a Director of the Corporation since 1976. She is President of Sterling Furniture Company, and beneficially owns 74,347 shares of the Corporation's Common Stock.2,4

*RICHARD H. MADSEN, 56, has been a Director of the Corporation since 1988 and is currently the President and Chief Executive Officer of the Corporation and the Vice Chairman of the Board. He was formerly Chairman and Chief Executive Officer and is currently a Director of Madsen Furniture Galleries. He is also a Director of Zions Bancorporation. Mr. Madsen beneficially owns 162,167 shares of the Corporation's Common Stock.3,4

O. DON OSTLER, 64, has been a Director of the Corporation since 1994.  He is
Chief Executive Officer and Vice Chairman of O.C. Tanner Incorporated.   Mr.
Ostler beneficially owns 100 shares of the Corporation's Common Stock.4

*L. TOM PERRY, 72, has been a Director of the Corporation since 1975. He serves as Chairman of the Board of the Corporation, and is also a member of the Quorum of the Twelve Apostles, The Church of Jesus Christ of Latter-Day Saints. He is a Director of Zions First National Bank and of American Stores. Mr. Perry is the beneficial owner of 600 shares of the Corporation's Common Stock.1

*KEITH C. SAUNDERS, 52, has been a Director of the Corporation since 1981, and is Executive Vice President, Chief Financial Officer and Secretary of the Corporation. Mr. Saunders beneficially owns 4,212 shares of the Corporation's Common Stock, including 2,000 option shares exercisable within 60 days but not yet exercised.
______________________
    1Does not include 1,125,239 shares of the Corporation's Common Stock owned by the Church of Jesus Christ of Latter-day Saints, as to which Elder Perry disclaims beneficialownership.
    2Includes 30,972 shares as to which Ms. Madsen shares voting and investment power as a co-trustee or controlling partner of various Madsen family trusts and partnerships, but not including any shares shown for Richard Madsen, as co-trustee, above.
    3Includes 146,905 shares held of record by the Francis A. Madsen Family Voting Trust, as to which Mr. Madsen is Co-Trustee.
    4Madsen Furniture Galleries and Sterling Furniture Co., of which Mr. Madsen and Ms. Madsen are directors, respectively, compete with the Corporation's furniture sales. O.C. Tanner Incorporated, of which Mr. Ostler is an executive officer and director, competes with the Corporation's fine and custom jewelry and gift businesses.





Performance Graph

    The following graph compares the cumulative total shareholder return on ZCMI common stock over a six-year period commencing December 31, 1989, to that of Standard & Poor's 500 Stock Index and the average of the high and low stock prices of the Standard & Poor's Retail Stores Composite stock price index.

Measure         1989      1990      1991      1992      1993      1994
ZCMI Stock     100.00    106.72     94.10     77.40     95.60    111.55
S & P 500      100.00    108.39    132.99    147.06    166.00    166.88
S&P Retail     100.00    117.33    163.95    195.70    188.61    174.65
Store Index






VOTE REQUIRED

     The presence in person or by proxy of the holders of a majority of the outstanding voting shares is required to constitute a quorum at the Annual Meeting. The election of Directors will require the affirmative vote of the holders of a majority of the shares present or represented by Proxies at the Annual Meeting, once a quorum is declared to be present at the Meeting. Certain shareholders beneficially owning, as a group, in excess of 50% of the outstanding shares have indicated an intention to vote in favor of all nominations for director. Such votes, if cast, will be determinative of the voting results.

OTHER BUSINESS

     Management does not know of any other business to be presented at the Meeting. However, if any other business is presented, it is the intention of the Proxies to vote according to their best judgment with respect to such other business.

     On written request, the Corporation will provide, without charge, a copy of the Corporation's Form 10-K Report for 1994 filed with the Securities and Exchange Commission (including the financial statements and the schedules thereto and a list briefly describing the exhibits thereto) to any shareholder. The reports will be available for mailing in May, 1995, and requests should be sent to: Keith C. Saunders, Executive Vice President and Chief Financial Officer, 2200 South 900 West, Salt Lake City, Utah 84137.

INDEPENDENT AUDITORS

     Upon recommendation of its Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as the independent auditors to examine the accounts of the Corporation and its subsidiaries for the year ending January 31, 1996. This firm has audited the Corporation's accounts for many years and is one of the largest and best known firms of independent certified public accountants. A member of the firm will be in attendance at the Annual Meeting to make a statement on behalf of the firm if he so desires and to answer appropriate questions, if any, from shareholders.

DEADLINE FOR SHAREHOLDER PROPOSALS

     If any shareholder wishes to present a proposal for action at the 1996 Annual Meeting of the Shareholders, the shareholder must comply with applicable Securities and Exchange Commission Regulations, including adequate notice to the Corporation. Any proposal must be submitted in writing by Certified Mail
- - -- Return Receipt Requested, to Zion's Cooperative Mercantile Institution,
Attention: Secretary of the Corporation, 2200 South 900 West, Salt Lake City, Utah, 84137, on or before December 31, 1995.